UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 15, 2021

STRATA Skin Sciences, Inc.
(Exact Name of Registrant as Specified in Its Charter)

000-51481
(Commission File Number)

Delaware	13-3986004
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

5 Walnut Grove Drive, Suite 140
Horsham, Pennsylvania 19044
(Address of principal executive offices, including zip code)

(215) 619-3200
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SSKN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.          Entry into a Material Definitive Agreement.

On October 15, 2021, STRATA Skin Sciences, Inc. (the “Company”) and Ladenburg Thalmann & Co. Inc., as agent and/or principal (the “Agent”), entered into an equity distribution agreement (the “Agreement”) under which the Company may issue and sell in registered “at-the-market” offerings shares of the Company’s common stock, par value $0.001 per share, which are referred to herein as “common stock.”  In accordance with the terms of the Agreement, the Company may offer and sell shares of common stock with an aggregate offering price of up to $11.0 million (the “Shares”), from time to time, through the Agent.

Pursuant to the Agreement, the Shares may be offered and sold through the Agent in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the Nasdaq Stock Market LLC or sales made to or through a market maker other than on an exchange or in negotiated transactions. The Agent will offer the Shares at prevailing market prices and will use its commercially reasonable efforts to make such offerings consistent with its normal trading and sales practices. The Company will pay the Agent an aggregate of up to 3.0% of the gross proceeds from the sale of the Shares sold through the Agent under the Agreement.  The Company has no obligation to sell any of the Shares under the Agreement and may at any time suspend solicitations and offers under the Agreement.

The Shares will be sold and issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333‑258814).  The Company has filed a prospectus supplement, dated October 15, 2021, to the prospectus, dated October 15, 2021, with the Securities and Exchange Commission (the “SEC”) in connection with the offer and sale of the Shares from time to time in the future.

The Agent and its affiliates have provided, and may in the future provide, investment banking, brokerage and other services to the Company in the ordinary course of business, and the Company paid, and expects to pay, customary fees and commissions for such services.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the form of the Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

In connection with the Agreement, the Company is filing as Exhibits 5.1 and 23.1 hereto an opinion of its counsel, Stevens & Lee, P.C., with respect to the legality of the Shares, which are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “may,” “expect,” “project,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions.  These statements, the Company’s ability to generate the growth in its core business, the Company’s ability to develop social media marketing campaigns, the Company’s ability to convert customers of the Pharos business to the Company’s other products, and the Company’s ability to build a leading franchise in dermatology and aesthetics, are based on the Company’s current expectations and are inherently subject to significant uncertainties and changes in circumstances.  Actual results may differ materially from the Company’s expectations due to financial, economic, business, competitive, market, regulatory, adverse market conditions or supply chain interruptions resulting from the coronavirus and political factors or conditions affecting the Company and the medical device industry in general, future responses to and effects of COVID-19 pandemic and its variants including the distribution and effectiveness of the COVID-19 vaccines, as well as more specific risks and uncertainties set forth in the Company’s SEC reports on Forms 10-Q and 10-K. Given such uncertainties, any or all these forward-looking statements may prove to be incorrect or unreliable.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits:

5.1	Opinion of Stevens & Lee, P.C.
10.1	Form of Equity Distribution Agreement, dated October 15, 2021, between STRATA Skin Sciences, Inc. and Ladenburg Thalmann & Co. Inc.
23.1	Consent of Stevens & Lee, P.C. (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATA SKIN SCIENCES, INC.

Date: October 18, 2021	By:	/s/ Christopher Lesovitz
Christopher Lesovitz
Chief Financial Officer

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